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                                                                   EXHIBIT 99.02


                          CROSS MEDICAL PRODUCTS, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1998

    The undersigned hereby appoints Joseph A. Mussey and Paul A. Miller, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Cross Medical Products, Inc. ("Cross") to be held on May 6, 1998, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

    1. Adoption and approval of the Agreement and Plan of Merger, dated as of February 11. 1998, as may be amended from time to time, between Interpore International, a California corporation ("Interpore"), a Delaware corporation, a wholly-owned subsidiary of Interpore ("Sub"), and Cross, providing for the merger of Sub with and into Cross.

                   [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

                  (Continued and to be signed on reverse side)

    2. Elect three directors to three year terms as Class II members of the Board of Directors of Cross.

[ ]  FOR ALL nominees listed below       [ ]  WITHHOLD AUTHORITY to vote for all
     (except as marked to the contrary).      nominees listed below.

             Edward R. Funk, Herbert J. Kahn and Curtis A. Loveland

              (Instruction: To WITHHOLD AUTHORITY to vote for any individual nominees, draw a line through (or otherwise strike out) the nominee's name in the list above).

    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSAL 1 AND FOR ALL THE NOMINEES LISTED IN PROPOSAL 2.

Dated: April 6, 1998                                                   (SEAL)
                                    (Signature)
                                                                       (SEAL)
                                    (Signature)

                                    Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.